UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2023

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, the Board of Directors (the “Board”) of MicroVision, Inc. (the “Company”) approved an annual cash base salary of $530,000 for Sumit Sharma, the Company’s Chief Executive Officer, effective April 1, 2023, payable in accordance with the Company’s standard payroll practices. This base salary adjustment was made in accordance with the Employment Agreement between the Company and Mr. Sharma dated April 8, 2021, and no further changes were made to his compensation.

On May 15, 2023, the Compensation Committee of the Board approved the payout of previously approved performance-based incentive bonuses (the “Incentive Bonuses”) to each of Anubhav Verma, the Company’s Chief Financial Officer, and Drew G. Markham, the Company’s General Counsel and Vice President of People Operations, for achievement of certain strategic objectives during fiscal year 2022. Pursuant to the terms of their compensation arrangements with the Company, each of Mr. Verma and Ms. Markham are eligible to earn an annual incentive bonus of up to 40% of their respective base salary based on the attainment of preestablished performance objectives. Mr. Verma will receive a bonus equal to $160,000, or 40% of his annual base salary, and Ms. Markham will receive a bonus equal to $148,800, or 40% of her annual base salary, each bonus payable in accordance with the Company’s standard payroll practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to increase the authorized number of shares of the Company’s capital stock to 335,000,000 shares, consisting of (i) 310,000,000 shares of common stock, $.001 par value (“Common Stock”) and (ii) 25,000,000 shares of preferred stock, $.001 par value. The Certificate of Amendment was effective upon the filing thereof with the Secretary of State of the State of Delaware. The Board approved the Certificate of Amendment on May 17, 2023 and as further described under Item 5.07 below, the proposal for the Certificate of Amendment was approved by the Company’s shareholders at the Company’s annual meeting of shareholders held on May 17, 2023. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The MicroVision, Inc. annual meeting of shareholders was held on May 17, 2023. According to the inspector of election, shareholders were present in person or by proxy representing 116,890,489 shares, or 66.40% of Common Stock entitled to vote. The shareholders voted on five proposals, which are described in detail in MicroVision, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2023, with the following results:

Proposal 1. All seven of the Company’s nominees for director were elected to hold office until the next annual meeting of shareholders.

Nominee	For	Withheld	Broker Non-Votes
Simon Biddiscombe	76,280,747	2,442,890	38,166,852
Robert P. Carlile	74,490,107	4,233,530	38,166,852
Judith M. Curran	73,239,362	5,484,275	38,166,852
Jeffrey A. Herbst	76,852,593	1,871,044	38,166,852
Sumit Sharma	76,699,346	2,024,291	38,166,852
Mark B. Spitzer	76,670,410	2,053,227	38,166,852
Brian V. Turner	72,589,491	6,134,146	38,166,852

Proposal 2. Shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, which required a majority of outstanding shares of Common Stock for approval.

For:	109,671,119
Against:	6,718,430
Abstain:	500,940
Broker Non-Votes:	0

Proposal 3. Shareholders approved, on an advisory basis, the named executive officer compensation.

For:	70,229,839
Against:	5,563,326
Abstain:	2,930,472
Broker Non-Votes:	38,166,852

Proposal 4. Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For:	114,891,659
Against:	913,940
Abstain:	1,084,890

Proposal 5. Shareholders recommended, on an advisory basis, the frequency with which the Company should hold future advisory votes on the compensation of the Company’s named executed officers by the votes set forth in the table below:

One Year:	69,831,434
Two Years:	2,980,461
Three Years:	2,500,832
Abstain:	3,410,910

The Board has considered the outcome of this advisory vote and determined that it will hold future advisory votes on executive compensation each year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation, which is required to occur no later than the Company’s 2029 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: May 19, 2023